Exhibit 10.3

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) dated as of June 29, 2007 is by and among Atlas America, Inc., a Delaware corporation (“Atlas America”), and Atlas Energy Management, Inc., a Delaware corporation (“Atlas Management”).

WHEREAS, reference is made to the Class D Unit and Common Unit Purchase Agreement (the “Purchase Agreement”) relating to the proposed private placement to certain institutional investors of Class D Units and Common Units of Atlas Energy Resources, LLC (the “Company”); and

WHEREAS, reference is made to the Purchase Agreement, whereby the Company will agree to take all action necessary to convene a meeting of its Unitholders to consider and vote upon, or obtain the consent of its Unitholders to, the conversion of the Purchasers’ Class D Units into Common Units (the “Conversion”) as soon as practicable, but in any event not later than 135 days following the Closing Date; and

WHEREAS, each of Atlas America and Atlas Management are record holders of Units (“Voting Units”) representing limited liability company interests in the Company, and each of them desires to set forth certain agreements and arrangements related to the voting of such Voting Units in respect of the conversion of the Class D Units into Common Units.

NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:

1. Effectiveness. The provisions of this Agreement shall be effective upon the date first written above.

2. Definitions. Capitalized terms used herein without definition shall have the meanings given to them in the Purchase Agreement.

3. Agreement to Vote. At any meeting of the Unitholders convened to consider and vote upon the Conversion or in connection with any solicitation of consents to the conversion, each of Atlas America and Atlas Management unconditionally and irrevocably agrees to vote all of the Units owned by such person on the record date fixed by the Company’s Board of Directors for any such meeting, or to give its consent in a consent solicitation, in favor of the conversion of the Class D Units into Common Units.

4. Additional Covenants. As applicable, the parties shall cause their respective officers, employees and agents to take all requisite action requested by the Company or the Purchasers to carry out their obligations under this Agreement.

5. Specific Enforcement. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order without a requirement of posting bond. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

6. Representations and Warranties. Each of Atlas America and Atlas Management hereby represents and warrants with respect to itself, on and as of the date of this Agreement, as follows:

(a) It has full right, power and authority to vote the Voting Units, held of record by it, in the manner contemplated herein.

(b) The Voting Units represent approximately 29,352,996 Common Units and 748,456 Class A Units.

(c) It has all requisite power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement have been duly authorized by all necessary action on the part of such party. This Agreement has been duly executed and delivered by such party. This Agreement constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer and similar laws affecting creditors’ rights generally or by general principles of equity.

(d) The execution, delivery and performance of this Agreement will not, with or without the giving of notice or the passage of time, (i) violate any judgment, injunction, order or decree of any court, arbitrator or governmental agency applicable to such party, or (ii) conflict with, result in the breach of any provision of, constitute a default under, or require the consent or approval of any third party under, any agreement or instrument to which such party is a party or by which such party is bound.

7. Covenants.

(a) Until the termination of this Agreement, such party will not enter into any transaction, take any action or by inaction permit any event to occur that would result in any of the representations or warranties of such party herein contained not being true and correct or that would prevent or otherwise restrict such party from performing its obligations under this Agreement. None of the parties to this Agreement shall be subject to any restrictions on transfer as a result of entering into this Agreement, except that in any transfer of all or any portion of any such party’s Voting Units such transferee shall agree in writing to be bound by the terms of this Agreement.

(b) Such party shall execute and deliver any additional documents reasonably necessary or desirable to evidence the agreement to vote granted herein with respect to the Voting Units or otherwise implement and effect the provisions of this Agreement.

8. Third Party Beneficiaries. Each of Atlas America and Atlas Management acknowledges that the beneficiaries of the terms of this Agreement are the Purchasers who purchase Class D Units pursuant to the Purchase Agreement. Each of Atlas America and Atlas Management acknowledges further and agrees that such Purchasers shall have the right to enforce this Agreement. Nothing in this Agreement shall be construed to impose any personal liability on any officer, employee, director, incorporator, member, manager, partner or stockholder of any party or any of its affiliates.

9. Captions. The captions and headings used in this Agreement are for convenience only and do not in any way limit or amplify the terms and provisions hereof.

10. Manner of Voting. The voting of the Voting Units owned by Atlas America and Atlas Management may be effected in person, by proxy, by written consent, or in any other manner permitted by applicable law.

11. Splits, Dividends, Etc. If there shall be any issuance of voting securities hereafter to any of the parties hereto (including in connection with any split, dividend, recapitalization, reorganization, or the like), such securities shall become subject to this Agreement.

12. Amendments. This Agreement may not be modified or amended without: (i) the written consent of the Purchasers entitled to purchase a majority of the Purchased Units and the Purchased Class D Units based on the Common Unit Price and the Class D Unit Purchase Price, as the case may be and (ii) an instrument or instruments in writing signed by each of Atlas America and Atlas Management.

13. Notices. All notices or other communications under this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy (with confirmation of receipt), or by registered or certified mail, postage prepaid, return receipt requested, addressed to the notice address specified on the applicable signature page to this Agreement.

14. Entire Agreement. This Agreement is intended to be the sole agreement of the parties as it relates to this subject matter.

15. Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Agreement shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

16. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York, without reference to the principles of conflicts of law.

17. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

18. No Partnership, Agency or Joint Venture. This Agreement is intended to create, and creates, a contractual relationship and is not intended to create, and does not create, any agency, partnership, joint venture or any like relationship among the parties hereto.

19. Termination. This Agreement shall (i) terminate automatically following the satisfaction by the Company of its obligations under Section 5.03 of the Purchase Agreement and (ii) shall be deemed satisfied in full and terminated upon the consummation of the Conversion. In the event of termination of this Agreement pursuant to this Section 19, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, no such termination shall relieve any party hereto from any liability for any breach of this Agreement occurring prior to such termination.

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IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the day and year hereinabove first written.

ATLAS AMERICA, INC.

By:
Name:	Matthew A. Jones
Title:	Chief Financial Officer

ATLAS ENERGY MANAGEMENT, INC.

By:
Name:	Matthew A. Jones
Title:	Chief Financial Officer

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